Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our reports dated 22 February 2012 (27 March 2012 for the consolidating financial information in Note 43 and 10 August 2012 as to the retrospective restatements related to the share consolidation described in Note 27, the change in the composition of reportable segments described in Note 38 and the inclusion of the consolidated statement of comprehensive income in Note 43), relating to the consolidated financial statements of The Royal Bank of Scotland Group plc (which report expresses an unqualified opinion and includes an explanatory paragraph explaining the matters described above) and the effectiveness of The Royal Bank of Scotland Group plc’s internal control over financial reporting, appearing in this Form 6-K of The Royal Bank of Scotland Group plc, in the following Registration Statements:

F-3 333-162219
F-3 333-162219-01
F-3 333-123972
F-3 333-100661
F-3 333-73950
S-8 333-160220
S-8 333-85208
S-8 333-115726
S-8 333-120980
S-8 333-130558
S-8 333-153673
S-8 333-171227
S-8 333-174641
S-8 333-179967

/s/ Deloitte LLP
London, United Kingdom
10 August 2012